Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-99899 of Deb Shops, Inc., of our reports dated April 10, 2006, relating to the consolidated financial statements, and the effectiveness of Deb Shops, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

BDO SEIDMAN, LLP

Philadelphia, Pennsylvania April 10, 2006